[CISCO SYSTEMS
CAPITAL LOGO]

Monday, January 24, 2000


David Walsh
Globaltron Communications Corp.
100 North Biscayne Blvd.
Suite 2500
Miami, FL  33132




Dear Mr. Walsh

Cisco Systems Capital Corporation ("CSC"), a wholly owned subsidiary of Cisco Systems, Inc., specializes in providing innovative finance solutions for Cisco Systems products and services. We are pleased to present this proposal ("Proposal") for the transaction described below:
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LESSOR:                                     Cisco Systems Capital Corporation

LESSEE:                                     Globaltron Communications Corp.

EQUIPMENT:                                  Cisco Systems Products, as presented
                                            by Sheldon Friedberg of Cisco
                                            Systems, Inc.

MAXIMUM EQUIPMENT COSTS:                    In the aggregate, up to $2,248,048,
                                            including softcosts

SHIP TO:                                    Location within the U.S. as advised.

PARTIAL SHIPMENTS:                          Please indicate at the bottom of
                                            this letter whether Lessee will
                                            accept scheduling of partial
                                            purchase order shipments. (If not,
                                            please note that Cisco Systems will
                                            retain shipments until complete.)

ORIGINAL TERM:                              36 months

                                            3 monthly payments of Interest only
                                            at $21,056.90 (.0100)

                                            33 monthly payments of  $73,277.95
                                            (.0348)

MAINTENANCE:                                Cisco SmartNet Maintenance will be
                                            financed at the lease rates below:

                                            3 Monthly payments of Interest Only
                                            at $1,423.60 (.0100)

                                            9 Monthly payments of  $17,111.70
                                            (.1202)

PERIODIC RENT PAYMENT:                      In accordance with the pricing and
                                            configuration referenced above, the
                                            rent payment for each Rental Period
                                            ("Rent") on the lease would be the
                                            total Equipment Cost multiplied by
                                            the Lease Rate Factor.

ADVANCE PAYMENTS:                           None, but deemed acceptance of the
                                            equipment will take place 30 days
                                            after shipment of the final piece of
                                            equipment per schedule. There is no
                                            interim rent, and commencement will
                                            take place according to the date
                                            referenced above.

MAINTENANCE:                                When Maintenance is
                                            purchased for 3 years or
                                            more, it may be included
                                            into the lease at 0%
                                            Financing over the term of
                                            the lease. Take the cost of
                                            maintenance over the term
                                            of the lease and divide by
                                            36 to calculate the monthly
                                            payment.

NET LEASE:                                  This is a net lease transaction
                                            under which all costs, including
                                            without limitation, insurance,
                                            maintenance and taxes, are paid by
                                            Lessee for the term of the lease.
                                            Manufacturer's guarantees or
                                            warranties will be passed on to
                                            Lessee.

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January 24, 2000
Page 2

ADJUSTMENT OF
RENTAL FACTORS                              The rental amount quoted in this
                                            Proposal will be adjusted prior to
                                            the date of preparation of any
                                            Equipment lease Schedule to reflect
                                            changes equal to or greater than one
                                            quarter of one percent (.25%) in the
                                            weekly average of the Three Year
                                            Treasury Note interest rate, as
                                            specified in Federal Reserve
                                            statistical release H.15 from the
                                            week preceding the date of this
                                            Proposal to the week preceding the
                                            date of preparation of the Schedule.
                                            Changes to the benchmark rate of
                                            loss than one quarter of one percent
                                            (.25%) will not affect the Lease
                                            Rate Factor quoted herein. The Three
                                            Year Treasury Treasury Note H.15
                                            statistic is updated weekly by the
                                            U.S. Federal Reserve for the
                                            preceding week's average yield. The
                                            statistic is publicly available on
                                            the Internet at
                                            http://www.bog.frb.fed.us/releases/h15/.


INVOICING:                                  A single invoice will be furnished
                                            monthly, detailing all Lease
                                            Schedules and rental payments due.
                                            Freight charges will be added to
                                            CSC's invoice and billed to lessee
                                            with the first rental payment.

END OF LEASE OPTION:                        At the end of the Original Term of
                                            the Lease, Lessee may purchase
                                            equipment for $1.00

UTILIZATION PERIOD:                         All Purchase orders for equipment
                                            under this proposal shall be
                                            submitted no later than 90 days from
                                            the date of acceptance.

DOCUMENTATION FEE:                          None

OTHER FEES:                                 None

EXPIRATION DATE:                            This Proposal shall terminate 30
                                            days from today's date.

CREDIT APPROVAL:                            This Proposal includes only a brief
                                            description of the substantive terms
                                            and conditions of the contemplated
                                            lease transactions and is not
                                            intended as a formal commitment of
                                            credit by CSC or Cisco Systems. Any
                                            funding by CSC for the purchase of
                                            equipment is subject to the ongoing
                                            credit approval of CSC (including
                                            the absence of any material adverse
                                            change in the judgment of CSC, in
                                            the business or financial condition
                                            or proposal or Lessee) and in
                                            satisfactory documentation including
                                            as described below. You agree to
                                            provide two years' audited financial
                                            statements, bank references, a
                                            completed credit application and any
                                            other required credit information
                                            along with the signed copy of this
                                            Proposal. You hereby authorize CSC
                                            and/or it's agents to make a
                                            complete credit investigation and to
                                            relate this information to others as
                                            necessary to secure credit approval.

                                            The parties acknowledge that the
                                            financing contemplated by this
                                            Proposal is subject to the
                                            above-referenced conditions and the
                                            execution and delivery of all
                                            appropriate documents (in form and
                                            substance satisfactory to CSC),
                                            including without limitation, to the
                                            default applicable, the Master
                                            Agreement to Lessee Equipment any
                                            Schedule, Lease Assignment of
                                            Purchase Order, financing statement,
                                            legal opinion and other documents
                                            and agreements reasonably required
                                            by CSC.

                                            By signing this document, you hereby
                                            authorize CSC to order, when
                                            appropriate, for manufacture and
                                            delivery, the equipment
                                            configuration described herein (or
                                            in the attached of future purchase
                                            orders) and to file a financing
                                            statement in accordance with the
                                            Uniform Commercial Codes signed only
                                            by CSC or signed by CSC as Lessee's
                                            attorney in fact with respect to any
                                            of the Equipment.



If, for any reason, you and CSC shall fail to consummate all or any portion of the financing contemplated by this Proposal, you shall be totally responsible for the payment in full of the purchase price (and all related costs and expenses, including Soft Costs), incurred by CSC or Cisco Systems associated with any such outstanding orders. All such orders shall be subject to the standard Terms & Conditions of Sale of Cisco Systems or a Cisco Value Added Reseller, including but not limited to the "net 30" payment terms commencing from date of shipment. Please indicated your acceptance of all of the terms and conditions set forth herein by signing and dating this Proposal in the space provided below by not later than August 1, 1999 at which item this Proposal will expire if not accepted.


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January 24, 2000
Page 3


This Proposal is confidential and my not be disclosed to any person or entity without our consent.

Thank you for the opportunity to present this Proposal. We look forward to doing business with you. If you have any questions, please do not hesitate to call me at 408-526-7116.

Sincerely,

Rod J. Magat                              ACKNOWLEDGED AND AGREED:
CISCO SYSTEMS CAPITAL CORPORATION
170 West Tasman Drive                     Globeltron Communications
San Jose, CA  95134-1706 USA              Corporations (lessee)
Fax:  408-527-1632
Email:  rmagat@cisco.com
                                          By:/s/ David Walsh
                                          ------------------
                                          Name: David Walsh

                                          Title: UP-CFO
                                          ------------------

                                          Dated: 1/24/2000
                                          ------------------

                                          Lessee is/is not (CIRCLE ONE)
                                          willing to accept scheduling of
                                          partial purchase order shipments.

                                          ____________________________________
                                          [Note: Failure to circle either
                                          shall be deemed an instruction not
                                          to schedule partial purchase order
                                          shipments.]
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